UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2007

INTEGRATIVE HEALTH TECHNOLOGIES, INC.
(FKA Senticore, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

814-0069
(Commission File Number)

11-3504866
(I.R.S. Employer Identification No.)

4940 Broadway, Suite 201
San Antonio, TX 78209
(Address of Principal Executive Offices, including Zip Code)

(210) 824.4416
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Integrative Health Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 OTHER EVENTS

On April 16, 2007 the Company filed its 10-K for the fiscal year ending December 31, 2006 within the required time period for the annual filing. However, the required annual independent audit of the financial statements was not included since the auditor became seriously ill and, in addition, had an unexpected death of a parent, thus preventing the completion of the audit. We had insufficient time and records to employ a replacement auditor before the April 16 filing. In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an account registered with the Public Company Accounting Oversight Board (PCAOB). Absent the required audit, NASDAQ placed an “e” on the company’s trading symbol, providing a 30-day grace period through May 17, 2007 to complete the filing. Although the PCAOB auditor returned to work in early May, it was insufficient time to complete the audit by May 17th, causing the Company to be removed from the OTCBB and classified as a “Pink Sheet” company on May 21, 2007.

On May 21, 2007, the Company filed its 10-Q for the quarter ending March 31, 2007 in the required time frame. On May 31, 2007, the Company received the required audit and, since it differed little from the Company’s 2006 annual filing, it was included in an amendment to the 2006 filing which was filed on June 4, 2007. Thus, in the Company’s view, we have met the required filings for an OTCBB company and are presently taking the required actions to request that we regain our status to be eligible for quotation on the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

By:    /s/ Gilbert R. Kaats, Ph.D.
Gilbert R. Kaats, Ph.D.
Chairman, President and Chief Executive Officer

Date: June 5, 2007